                                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in  Post-Effective  Amendment No. 20 to the Registration  Statement of American Skandia
Advisor  Funds,  Inc. on Form N-1A (File No.  333-23017) of our reports  dated  December 14, 2001, on our audits of the financial  statements and financial  highlights of American  Skandia Advisor Funds,  Inc. and American  Skandia
Master Trust which reports are included in the Annual Report to  Shareholders  for the year ended October 31, 2001, which  is  included  in the  Post-Effective  Amendment  to the  Registration  Statement.  We  also  consent  to the reference  to our Firm  under  the  heading  "Financial  Highlights"  in the  Prospectus  and  under  the  headings
"Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 1, 2002